EXHIBIT 10.5


                      AMENDED AND RESTATED LEASE AGREEMENT
                      ------------------------------------

         THIS AMENDED AND RESTATED LEASE AGREEMENT ("Lease") dated as of January 25, 2002, by and between GENERAL ELECTRIC CAPITAL COPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("Lessor") and SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation ("Lessee").

         WHEREAS, Lessor previously entered into a Master Lease Agreement (the "Original Master Lease") with Bridge Information Systems America, Inc. ("Bridge"), pursuant to which Lessor leased to Bridge certain equipment;

         WHEREAS, subsequent thereto Bridge entered into a Sublease Agreement (the "Sublease") with Lessee, pursuant to which Bridge sublet to Lessee a portion of said equipment;

         WHEREAS, pursuant to that certain Sharing Agreement and Mutual Release dated January 25, 2002 but effective as of the Effective Date (as defined therein) (the "Sharing Agreement") and the Stipulation and Order entered by the United States Bankruptcy Court for the Eastern District of Missouri in connection therewith, Bridge has abandoned, assigned and sold to Lessor, among other things, all of its rights, title, and interest in and to the equipment sublet to Lessee, the Sublease, and all payments due and payable and to become due and payable by Lessee to Bridge under the Sublease since March 1, 2001; and

         WHEREAS, Lessor and Lessee now wish to amend in part and restate in full the terms of the Sublease, upon which Lessor shall directly lease to Lessee the Equipment.

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions and agreements hereunder expressed, Lessor and Lessee hereby agree that the terms of the Sublease are hereby amended and restated in full, as follows:

I.       LEASING ARRANGEMENT:

         Lessor agrees to lease directly to Lessee, and Lessee agrees to lease directly from Lessor, the equipment (the "Equipment") described in the equipment schedule attached hereto as Exhibit A (the "Equipment Schedule"), subject to the terms and conditions set forth herein and in the Equipment Schedule.

II.      TERM, RENT AND PAYMENT:

         (a) The rent payable hereunder (the "Rent") and Lessee's right to use the Equipment hereunder shall commence on the date hereof. The term of the Lease (the "Term") with respect to any item of the Equipment shall be the period specified in the Equipment Schedule. If the Term is extended with respect to any item of Equipment pursuant to the terms hereof, the word "Term" shall be deemed to refer to all extended terms, and all provisions of the Lease shall apply during any extended terms, except as otherwise may be specifically provided in writing.



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         (b) Rent shall be paid directly to Lessor by wire transfer of immediately available funds to: Bankers Trust, New York, New York 10006, Account Number 50-202-962, ABA Number 021-001-033, or to such other account as Lessor may direct in writing; and shall be effective only upon receipt. Payments of Rent shall be in the amounts set forth in, and due in accordance with, the provisions of the Equipment Schedule. If Rent is not paid within ten (10) days of its due date, Lessee agrees to pay to Lessor a late charge of Five Cents ($0.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.

III.     TAXES:

         Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any item of Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Lease (or any rentals or receipts hereunder), the Equipment Schedule, Lessor or Lessee by any foreign, Federal, state or local government or taxing authority during or related to the term of this Lease, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor (on an after-tax basis), upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor; (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of such Taxes, (iii) on all reports or returns show the ownership of the Equipment in Lessor (for personal property tax purposes, but not federal or state tax purposes), and (iv) send a copy thereof to Lessor.

IV.      REPORTS:

         (a) Lessee will notify Lessor in writing, within ten (10) days after Lessee receives actual notice that any tax or other lien shall have attached to any item of Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.

         (b) Lessee will deliver to Lessor, (i) within ninety (90) days of the close of each fiscal year of Lessee, Lessee's balance sheet and profit and loss statement, and statement of cash flows, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") certified by a recognized firm of certified public accountants, (ii) monthly, within forty-five
(45) days of the close of each month of Lessee, in reasonable detail, copies of Lessee's monthly financial report certified by the chief financial officer of Lessee, and (iii) such additional information regarding the Equipment or financial condition of Lessee as Lessor shall from time to time reasonably request. The reports and certificates required by this Section shall be mailed to GE Capital/Capital Funding Inc. at 401 Merritt Seven, Second Floor, Norwalk, Connecticut 06856.

         (c) Lessee will permit Lessor to inspect the Equipment and all maintenance records with respect thereto during normal business hours upon reasonable notice.



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         (d) Lessee has not yet been able to verify whether the Equipment is located at the Equipment Location specified in the Equipment Schedule. Accordingly, on or prior to January 31, 2002, Lessee shall use commercially reasonably efforts to complete such verification and to deliver to Lessor a listing of all Equipment found at a location different than that specified in the Equipment Schedule, showing the current location thereof and giving the name of the owner or landlord of each such premises.

         (e) Lessee may move the Equipment from its current Location to a new location within the continental United States provided that, within five (5) days after the end of each calendar quarter: (i) Lessee shall provide to Lessor written notice identifying the Equipment which has been relocated during the immediately preceding calendar quarter, the old Equipment Location and the new Equipment Location; and (ii) Lessee shall deliver to Lessor such documents and instruments as reasonably may be required by Lessor in connection with such relocation, including (without limitation) Uniform Commercial Code Financing Statements. Upon Lessor's request, Lessee promptly will notify Lessor in writing of the location of any Equipment as of the date of such notification.

         (f) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed ten percent (10%) of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage.

         (g) Within thirty (30) days after any request by Lessor, Lessee will furnish to Lessor a certificate of Lessee stating that it has reviewed the activities of Lessee and that, to the best of its knowledge, there exists no Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time (or both), would become a Default.

V.       USE AND MAINTENANCE:

         (a) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable Federal, state and local laws and regulations and any applicable insurance policies.

         (b) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those claimed by or through Lessor. Lessor will keep the Equipment free and clear of liens and encumbrances and claimed by or through Lessor, at Lessor's expense.

VI.      SERVICE:

         (a) Lessee will, at its sole expense, maintain each item of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted and Lessee's standard practices (but in no event less than industry practices). Lessee's maintenance programs shall be subject to review and approval by Lessor, not to be unreasonably withheld, conditioned or denied. Lessee shall, if at any time reasonably requested by Lessor, affix in a prominent position on each item of Equipment plates, tags or other identifying labels showing the interest therein of Lessor.



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         (b) Lessee will not, without the prior written consent of Lessor, affix or install any accessory, equipment or device on any item of Equipment if such addition will impair the value, originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any item of Equipment which are not readily removable shall be made only in compliance with applicable law, including Internal Revenue Service guidelines, shall be free and clear of all liens, encumbrances or rights of others, and shall become the property of Lessor and part of the Equipment. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any item of Equipment to or in any other personal or real property.

         (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Lease, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

VII.     STIPULATED LOSS VALUE:

         Lessee shall promptly and fully notify Lessor in writing if any item of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrence being hereinafter called a "Casualty Occurrence"). On the rental payment date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such Equipment calculated in accordance with Annex B to the Equipment Schedule as of the rental payment date next preceding such Casualty Occurrence ("Calculation Date") and (y) all rental and other amounts which are due hereunder as to such item of Equipment as of the Payment Date.

VIII.    LOSS OR DAMAGE:

         Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any item of Equipment from any cause whatsoever from the Effective Date.

IX.      INSURANCE.

         Lessee agrees, at its own expense, to keep all Equipment insured for such amounts as specified in the Equipment Schedule and against such hazards as Lessor reasonably may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage arising out of or in connection with the use of such Equipment, with Lessor named as additional insured and with a loss payable clause in favor of Lessor with respect to all fire and casualty policies, irrespective of any breach of warranty or other act or omission of Lessee. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks



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or drafts in connection with payments made as a result of the fire and casualty insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except
(i) with respect to claims for damage to any item of Equipment where the repair costs do not exceed ten percent (10%) of such Equipment's fair market value, or
(ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days' written notice to Lessor. Lessor may, at its option, apply proceeds of the fire and casualty insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

X.       RETURN OF EQUIPMENT:

         (a) Unless Lessee exercises its option to purchase the Equipment, upon any expiration or termination of this Lease or the Equipment Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected items of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such items to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and
(iii) return such items, free and clear of all liens and encumbrances other than those claimed through Lessor, to a location within the continental United States as Lessor shall direct.

         (b) Until Lessee fully has complied with the requirements of subsection
(a) above, Lessee's Rent payment obligation and all other obligations under this Lease shall continue from month to month notwithstanding any expiration or termination of the Term. Lessor may terminate such continued leasehold interest upon ten (10) days' notice to Lessee. In addition to these Rents, Lessor shall have all of its other rights and remedies available as a result of this non-performance.

XI.      DEFAULT:

         (a) Lessor may in writing declare this Lease to be in default ("Default") if: (1) Lessee breaches its obligation to pay Rent or any other sum when due and fails to cure the breach within ten (10) days; (2) Lessee breaches any of its insurance obligations under Section IX hereof; (3) Lessee breaches any of its other obligations hereunder and fails to cure that breach within thirty (30) days after written notice thereof; (4) any representation or warranty made by Lessee in connection with this Lease shall be false or misleading in any material respect; (5) Lessee ceases to do business, liquidates or is dissolved; (6) any Equipment is illegally used; (7) a petition is filed by or against Lessee under any bankruptcy or insolvency laws and, if such petition is filed against Lessee, such petition is not dismissed within ninety (90) days;
(8) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (x) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease; and (y) Lessor is



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reasonably satisfied as to the creditworthiness of such person; or (9) other than for the various defaults which now exist and are identified on Schedule XI hereto, Lessee shall be in default under any other "material obligation" for borrowed money, for the deferred purchase price of property, or under any lease agreement, and all cure periods with respect thereto have expired and the holder thereof has accelerated such obligation or taken any other enforcement action against Lessee (or any available collateral) with respect to such obligation. For purposes of subparagraph (9) hereof, the term "material obligation" means any obligation where the amount payable under such agreement equals or exceeds $200,000 and is exclusive of any trade payable obligation incurred by the Lessee in the ordinary course of business.

         (b) After Default, at the request of Lessor, Lessee shall comply with the provisions of Section X(A) hereof. Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any item of Equipment is located and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated in accordance with Annex B to the Equipment Schedule as of the Rent Payment date next preceding the declaration of default), and (ii) all accrued and unpaid Rent and other sums then due hereunder. Lessor may, but shall not be required to, sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder, then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages, and (4) any surplus shall be remitted to Lessee. Lessee shall pay any deficiency in clauses (1) and (2) forthwith.

         (c) In addition to the foregoing rights, after Default, Lessor may terminate the Lease as to any or all of the Equipment.

         (d) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Lessee shall pay reasonable attorney's fees actually incurred by Lessor in enforcing the provisions of this Lease and any ancillary documents. Waiver of any Default shall not be a waiver of any other or subsequent default.

         (e) Any default under the terms of any other material agreement between Lessor or any Participant (as hereinafter defined) or any of their affiliates giving rise to the termination of such other agreement may be declared by Lessor a default under this Lease.



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XII.     ASSIGNMENT:

         (a) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT OR THE INTEREST OF LESSEE HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.

         (b) Lessor may not assign this Lease or the Equipment Schedule to any party other than a participant under the Original Master Lease without the prior written consent of Lessee, such consent not to be unreasonably withheld. In the event of a permitted assignment of the entire Lease, Lessee agrees that it will pay all Rent and other amounts payable under the Equipment Schedule to the assignee or as instructed by Lessor. Lessee further agrees to confirm in writing receipt of a notice of assignment as reasonably may be requested by assignee.

         (c) Lessee acknowledges that it has been advised that General Electric Capital Corporation is acting under this Lease for itself and as agent for certain third parties (each being herein referred to as a "Participant" and, collectively, as the "Participants"), and that the interest of the Lessor in this Lease, the Equipment Schedule, related instruments and documents and/or the Equipment may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more third parties without the consent of Lessee (the "Syndication"). Lessee agrees reasonably to cooperate with Lessor in connection with the Syndication, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgments as reasonably may be required by Lessor or such Participant; provided, however, in no event shall Lessee be required to consent to any change that would adversely affect any of the economic terms of the transactions contemplated herein nor shall Lessee be obligated to expend any sums or incur any out-of-pocket expenses to effect such cooperation.

         (d) Lessor shall notify Lessee promptly after the transfer by any Participant of its interest in this Lease and the related documents.

         (e) Subject always to the foregoing, this Lease inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

XIII.    NET LEASE; NO SETOFF, ETC.:

         This Lease is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Lease or otherwise. This Lease shall not terminate and the obligations of Lessee shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.



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XIV.     INDEMNIFICATION:

         (a) Lessee hereby agrees to indemnify, save and keep harmless, Lessor, the Participants, their respective agents, employees, successors and assigns, from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses of whatsoever kind and nature, in contract or tort, except those caused by the negligence or willful misconduct of Lessor or an indemnified party, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the Term, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Equipment during the Term (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) the condition of Equipment sold or disposed of after use by Lessee or any employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

         (b) All of Lessor's and Participants' rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Lease and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, the Participants and their respective successors and assigns.

XV.      DISCLAIMER:

         LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no Default exists under this Lease, Lessee shall be, and hereby is, authorized



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during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor, and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any supplier of the Equipment.

XVI.     REPRESENTATIONS AND WARRANTIES OF LESSEE:

         Lessee hereby represents and warrants to Lessor that on the date hereof:

         (a) Lessee has adequate power and capacity to enter into, and perform under, this Lease and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

         (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

         (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

         (d) The entry into and performance by Lessee of the Documents will not:
(1) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's articles of incorporation, charter or by-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

         (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which would preclude Lessee from entering into this Lease.

         (f) Lessee is and will be at all times validly existing and in good standing under the laws of the state of its incorporation (specified in the first sentence of this Agreement) and is in good standing and qualified as a foreign corporation in (i) each jurisdiction in which the Equipment is or will be located and (ii) in such jurisdictions where Lessee's ownership or lease of property or the conduct of its business requires it to be so qualified.

XVII.    REPRESENTATIONS AND WARRANTIES OF LESSOR:

         Lessor covenants and agrees as follows:

         (a) Lessor has adequate power and capacity to enter into, and perform under, this Lease and the Documents.



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         (b) The Documents have been duly authorized, executed and delivered by
Lessor and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy insolvency laws.

         (c) The Equipment is free and clear of all liens and encumbrances created by Lessor.

XVIII.   COVENANTS OF LESSEE:

         Lessee covenants and agrees as follows:

         (a) Promptly upon any officer or director of Lessee obtaining knowledge of any Default, provide prompt written notice to Lessor specifying such Default and what action Lessee is taking or proposes to take with respect thereto.

         (b) Lessee will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.

         (c) Lessee will not attach or incorporate any item of Equipment to or in any other item of equipment or personal property or to or in any real property in a manner that gives rise to the assertion of any lien, claim or encumbrance on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture. Lessee hereby agrees that it will purchase any such item of Equipment which Lessor notifies Lessee in writing is subject to the assertion of any such lien, claim or encumbrance within ten (10) days of such notice.

         (e) The Equipment will at all times be used for commercial or business purposes.

         (f) Lessee shall not take any action that would cause a Default under this Lease or omit to take any action necessary to prevent a breach of this Lease.

XIX.     OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY
         SAVINGS:

         (a) For income tax purposes, Lessor will treat Lessee as the owner of the Equipment. Accordingly, Lessor will not claim any tax benefits available to an owner of the Equipment. The parties agree and acknowledge that this transaction is being treated by the parties as a financing arrangement with Lessee as the borrower and the owner of the Equipment for federal and state income tax purposes and neither party shall take any position that is inconsistent with such treatment.



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         (b) Lessee hereby grants to Lessor a first priority security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the supplier of the Equipment and in any and all substitutions, replacements or exchanges therefor, and in any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder.

         (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that the Equipment Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in the Equipment Schedule or this Lease, in no event shall the Equipment Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under the Equipment Schedule or this Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under the Equipment Schedule or this Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event: (i) the provisions of this paragraph shall govern and control, (ii) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Equipment Schedule or this Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

XX.      END OF LEASE PURCHASE OPTION:

         So long as (i) no Default exists hereunder, and (ii) the Term has not been earlier terminated, Lessee may at the expiration of the Term of this Lease, upon at least one hundred eighty (180) days' prior written notice to Lessor, purchase all (but not less than all) of the Equipment described in the Equipment Schedule on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied, for a purchase price of $1.00 payable to Lessor (plus all applicable sales taxes). The payment shall be due and payable on the expiration of the Term of this Lease.

         If a Default occurs hereunder, so long as, within fourteen (14) days after the occurrence of such Default, (i) Lessee gives written notice to Lessor of Lessee's intent to purchase the Equipment (unless Lessee has previously given such notice), and (ii) Lessee pays to Lessor all amounts which would otherwise be due hereunder from the date of such Default through and including the end of the Term, Lessee may purchase all (but not less than all) of the Equipment described in the Equipment Schedule on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied, for a purchase price of $1.00 payable to Lessor (plus all applicable sales taxes), and such payment shall be due and payable on the expiration of such 14-day perod.

XXI.     MISCELLANEOUS:

         (a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, THE SHARING AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR OR THE LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         (b) Any cancellation or termination by Lessor, pursuant to the provision of this Lease, the Equipment Schedule, supplement or amendment hereto, or the sublease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

         (c) All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

         (d) Time is of the essence of this Lease. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.

         (e) Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. Lessee hereby specifically permits Lessor to file any financing statement necessary or expedient for such purpose.

         (f) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below such party's signature hereto or at such other address as such party shall from time to time designate in writing to the other party, and shall be effective from the date of receipt.

         (g) This Lease and the Equipment Schedule constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except by a document in writing executed by both parties. NO VARIATION OR MODIFICATION OF THIS LEASE OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (h) The representations, warranties and covenants of Lessee and Lessor herein shall be deemed to survive the execution of this Lease. The obligations of Lessee which accrue during the term of this Lease and obligations which by their express terms survive the termination of this Lease, shall survive the termination of this Lease.

         (i) In case of a failure of Lessee to comply with any provision of this Lease, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance (together with interest thereon at the rate specified in subsection (j) of this Section) shall constitute additional Rent due to Lessor within five (5) days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

         (j) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.

         (k) Any provisions in this Lease and the Equipment Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

         (1) So long as no Default shall have occurred and be continuing hereunder, and conditioned upon Lessee performing all of the covenants and conditions hereof, as to claims of Lessor or persons claiming under Lessor, Lessee shall peaceably and quietly hold, possess and use the Equipment during the Term of this Lease subject to the terms and conditions hereof.

XXII.    CHOICE OF LAW; JURISDICTION:

         THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in the United States District Court for the Southern District of New York.

XXIII.   CHATTEL PAPER:

         To the extent that the Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of the Equipment Schedule executed pursuant to this Lease and incorporating this Lease by reference; and no security interest in this Lease and the Equipment Schedule may be created by the transfer or possession of any counterpart of the Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate."

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed by their duly authorized representatives as of the date first written above.

LESSOR                                       LESSEE

GENERAL ELECTRIC CAPITAL                     SAVVIS COMMUNICATIONS
CORPORATION                                  CORPORATION


By: /s/ Jeff Fitts                           By: /s/ David Frear
    -------------------------------              -------------------------------
    Jeff Fitts                                   David Frear
    Senior Vice President                        Chief Financial Officer

Address:                                     Address:

401 Merritt Seven                            12851 Worldgate Drive
2nd Floor                                    Herndon, Virginia  20170
Norwalk, Connecticut  06856

                                   Schedule XI

1. Events of Default (as defined in the Amended and Restated Credit Agreement by and among Savvis Communications Corporation, a Missouri corporation, Savvis Communications Corporation, a Delaware corporation and Nortel Networks, Inc. dated as of September 5, 2000 as amended by First Amendment to Amended and Restated Credit Agreement dated as of May 21, 2001 (collectively known as the "Credit Agreement")), including payment defaults, have occurred under the Credit Agreement.

2. Defaults by Lessee under that certain Sublease Agreement between the Lessee and Bridge Information Systems America, Inc. dated as of February 18, 2000.

3. Defaults or alleged defaults by Lessee under the Ground Lease Agreement, dated as of February 18, 2000, between Lessee and Bridge Data Company ("Ground Lease").

4. Defaults or alleged defaults by Lessee under its capital lease facility with General Electric Capital Corporation.

5. Defaults or alleged defaults by under the Service Agreement, dated August 15, 1996, between the Company and IXC Carrier, Inc., as amended.

6. Defaults or alleged defaults by under the Long Haul IRU Agreement, dated as of August 2, 2000, between Lessee and Level 3 Communications, LLC.

7. Defaults or alleged defaults under the Metro IRU Agreement, dated as of August 2, 2000, between Lessee and Level 3 Communications.

8. Alleged breaches and/or alleged defaults by Lessee under its agreements with Winstar including the Master Agreement, dated as of June 30, 2000.

9. Mechanic's liens of approximately $100,000 have been filed on Lessee's data center in San Francisco, resulting from nonpayment by Lessee relative to certain construction at such Data Center, which liens may constitute an event of default under the Lease, dated as of February 29, 2000, between Lessee and the United States Postal Service.

10. Lessee is in default under an office Lease, dated March 3, 2000, between Lessee and WXIII/FAR Yale Real Estate Limited Partnership, relating to property located on 451 D Street, Boston, Massachusetts.

11. Possible defaults under (i) a Deed of Trust by Lessee in favor of WCAS Management Corporation as collateral agent dated as of February 19, 2001 as amended and/or (ii) a Deed of Trust by Lessee in favor of Reuters Holdings Switzerland SA, dated as of May 11, 2001 that may result from the filing of mechanic's liens against the ground and/or improvements described in the Ground Lease.

12. Defaults by Lessee under any agreements with BIS Administration, Inc., Bridge Information Systems, Inc. or any of its subsidiaries and/or affiliates and/or with such entities as debtors in possession.

13. Defaults by Lessee under the February, 2001 Convertible Note Agreement with Welsh, Carson and under the May, 2001 Convertible Note Agreement with Reuters.

14. Defaults or alleged defaults by Lessee under Master Lease No. 9029 dated June 25, 1996 Schedules No. 0401, 0402, 0404, 0405, 0406, 0407,
         0408, 0409, 0410, 0411, 0412, 0413, 0414, 0415, 0416, 0417, 0418, 0601,
         0602, 0603, 0604, 0605, 0606, 0607, 0801, 0802, 0803, 0804, 0805, 0806,
         0807, 0808, 0809, 0810, 0811, 0812, 0813, 0814, 0701, 0702, 0703, 0704,
         0705, 0706, 0708, 0709, 0710, 0711, 0712, 0713 between Lessee and
         Ascend Credit Corporation, assigned to Key Equipment Finance
         ("Lessor").

15. Alleged breaches by Lessee under certain obligations to pay for certain equipment acquired to or to be acquired by Lessee from Lucent.

16. Defaults or alleged defaults by Lessee under Master Lease Agreement No. X178 dated August 28, 2000 Schedules No. 01, 02, 03 between Lessee and Extreme Networks Credit Corporation, assigned to Key Equipment Finance ("Lessor").

                               EQUIPMENT SCHEDULE
                      DATED THIS 25th DAY OF JANUARY, 2002
      TO AMENDED AND RESTATED LEASE AGREEMENT DATED AS OF JANUARY 25, 2002


Lessor & Mailing Address:                      Lessee & Mailing Address:

GENERAL ELECTRIC CAPITAL CORPORATION           SAVVIS COMMUNICATIONS CORPORATION
CORPORATION
FOR ITSELF AND AS AGENT FOR CERTAIN            12851 Worldgate Drive
PARTICIPANTS                                   Herndon, Virginia  20170
401 Merritt Seven, Second Floor
Norwalk, Connecticut 06856



This Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Amended and Restated Lease Agreement identified above ("Agreement;" said Agreement and this Schedule being collectively referred to as "Lease").

A.       Equipment,
         ----------

         Pursuant to the terms of the Lease, Lessor has acquired and agreed to lease to Lessee the Equipment described on Annex A attached hereto and made a part hereof.

B.       Financial Terms.
         ----------------

         1.       Basic Term Commencement Date: The Effective Date.
         2. Basic Term: The period commencing on the Base Term Commencement Date and ending on August 30, 2002.
         3. Equipment Location: See addresses on Annex A attached hereto (subject to the provisions of Article IV(d) of the Agreement).
         4.       Lessee Federal Tax ID No.: 43-1727675.
         5. Stipulated Loss Value: See Annex B attached for calculation of the Stipulated Loss Value of the Equipment.

C.       Rent.
         ----

         1 .      Commencing on the first day of the month in which the Basic
Term Commencement Date occurs, and on the first day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent monthly installments of principal and interest, each In the amount set forth on Annex C attached hereto; provided, however, with respect to the Rental Payment Date occurring on the first day of the month in which the Basic Term Commencement Date occurs, the Lessee shall be given credit for any rental payment made by the Lessee on such date under the Sublease.

         As used herein, the following terms shall have the following meanings:

         "Business Day" shall mean any day other than Saturday, Sunday, and any day on which banking institutions located in the States of Missouri or Connecticut are authorized by law or other governmental action to close.

         2. If any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the next Business Day.

D.                Insurance.
                  ---------

         1.       ISO Commercial General Liability (or its equivalent):
$1,000,000, total liability per occurrence.

         2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

         This Equipment Schedule is not binding or effective until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Schedule to be executed by their duty authorized representatives as of the date first above written.

LESSOR:                                     LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION,       SAVVIS COMMUNICATIONS CORPORATION
FOR ITSELF AND AS AGENT FOR
CERTAIN PARTICIPANTS


By:  /s/ Jeff Fitts                            By:      /s/ David Frear
     Jeff Fitts                                          David Frear
     Senior Vice President                               Chief Financial Officer

This is counterpart No.__ of a total of 2 counterparts. Only counterpart No. 1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of Counterpart No. 1.

                                                                         Annex B
                                                                         -------

                           Stipulated Loss Values
                           ----------------------

            Rental Payment Date                             Percentage
            -------------------                             ----------
                Payment #1                                   104.9483%
                Payment #2                                   102.8858%
                Payment #3                                   100.8099%
                Payment #4                                   98.7203%
                Payment #5                                   96.6170%
                Payment #6                                   94.4999%
                Payment #7                                   92.3690%
                Payment #8                                   90.2240%
                Payment #9                                   88.0649%
                Payment #10                                  85.8917%
                Payment #11                                  83.7042%
                Payment #12                                  81.5023%
                Payment #13                                  79.3859%
                Payment #14                                  77.0549%
                Payment #15                                  74.8093%
                Payment #16                                  72.5489%
                Payment #17                                  70.2737%
                Payment #18                                  67.9834%
                Payment #19                                  65.6781%
                Payment #20                                  63.3576%
                Payment #21                                  61.0218%
                Payment #22                                  58.6707%
                Payment #23                                  56.3040%
                Payment #24                                  53.9217%
                Payment #25                                  51.5238%
                Payment #26                                  49.1100%
                Payment #27                                  46.6803%
                Payment #28                                  44.2346%
                Payment #29                                  41.7727%
                Payment #30                                  39.2946%
                Payment #31                                  36.8001%
                Payment #32                                  34.3892%
                Payment #33                                  31.7616%
                Payment #34                                  29.2174%
                Payment #35                                  26.6563%
        Payment #36 and thereafter                           24.0784%



The Stipulated Loss Value of any Item of Equipment is determined by multiplying the percentage set forth above times the original invoice cost of such Equipment as set forth an Annex A. The Payment Number for any Item of Equipment Is based upon the commencement date shown for such Item of Equipment on the Master Lease Equipment Schedule attached hereto as Exhibit A, notwithstanding the fact that th0e term of the Agreement commences on the Basic Term Commencement Date, as defined In the Schedule.

                                                                         Annex C
                                                                         -------

                                 Rental Payments
                                 ---------------

          Rental Payment Date                            Amounts
          -------------------                            -------

            February 1, 2002                            $590,016
             March 1, 2002                              $592,440
             April 1, 2002                              $587,908
              May 1, 2002                               $505,197
              June 1, 2002                              $503,470
              July 1, 2002                              $465,649
             August 1, 2002                             $527,028